As filed with the Securities and Exchange Commission on June 2, 2004.


                   Registration Statement No. 33-_____________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
             ______________________________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
             ______________________________________________________

                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)

           INDIANA                                                35-1544218
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

200 East Jackson Street, Muncie, Indiana 47305
(Address of  Principal Executive Offices)

                           FIRST MERCHANTS CORPORATION
                        2004 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
             ______________________________________________________

Larry R. Helms                               With a copy to:
Senior Vice President                               David R. Prechtel, Esq.
First Merchants Corporation                         Bingham McHale, LLP
200 East Jackson Street                             2700 Market Tower
Muncie, Indiana 47305                               10 West Market Street
                                                    Indianapolis, Indiana 46204
(Name and address of agent for service)             (317) 635-8900
                                  765-747-1530
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                              Amount             Proposed           Proposed           Amount of
Title of securities           to be          maximum offering   maximum aggregate    registration
to be registered            registered(1)   price per share(2)   offering price(2)        fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,
no par value               400,000 Shares        $23.535         $9,414,000          $1,192.75


 (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act") this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Furthermore, pursuant to Rule
         416(a) of the Act, there are being registered such additional shares as may be issuable as a result of stock splits and stock dividends on, and similar capital changes to, the registered securities.

 (2)     The  registration  fee has  been  calculated  pursuant  to  Rule 457(c)
         and (h) on the basis of  $23.535   per share,  which was average of the
         high  and  low  prices  reported  for  First   Merchants  Corporation's
         common stock by the NASDAQ  National  Market System on June 26, 2004.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL
                  INFORMATION.

The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by First Merchants Corporation (the "Registrant") (SEC File No. 0-17071) with the Securities Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission on March 15, 2004.

         (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Commission on May 10, 2004.

         (c) Registrant's Current Reports on Form 8-K filed with the Commission on January 21, 2004, February 13, 2004, March 5, 2004, April 22, 2004, and April 27, 2004.

         (d) The description of the Registrant's Common Stock contained in the Registrant's Form 8-A filed with the Commission, and all amendment and reports filed for the purpose of updating such description.

All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As an Indiana  corporation,  the  Registrant  is subject to Indiana law.
Section 23-1-37-1 et seq. of the Indiana Business Corporation Law contains detailed provisions on indemnification of directors and officers of an Indiana corporation against expenses, judgments, settlements, penalties and fines incurred with respect to certain proceedings.

        The Registrant's Articles of Incorporation, as amended, and By-Laws, as amended, provide that the Registrant will indemnify any person who is or was a director, officer or employee of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with, resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of the Registrant (acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such action) or independent legal counsel finds that he has met the standards of conduct set forth above. This indemnification is to the full extent and according to the procedures and requirements of Indiana law.

        Section 18(k) of the Federal Deposit Insurance Act (the "FDI Act") and the regulations promulgated thereunder, generally prohibits the Registrant from making indemnification payments to a director or officer with regard to any administrative proceeding successfully brought by a federal banking agency against the director or officer.

        The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, First Merchants has been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The following exhibits are being filed as part of this Registration Statement:

EXHIBIT NUMBER
ASSIGNED IN
REGULATION S-K             EXHIBIT
ITEM 601. . . . . . . .    NUMBER       DESCRIPTION OF EXHIBIT
(4) . . . . . . . . . .     4.01        ARTICLES V, VII AND IX OF REGISTRANT'S
                                        ARTICLES OF INCORPORATION  AND THE
                                        ARTICLES OF AMENDMENT  THERETO ARE
                                        INCORPORATED BY  REFERENCE  TO EXHIBIT
                                        3.1 OF  REGISTRANT'S  QUARTERLY  REPORT
                                        ON FORM 10-Q FOR THE QUARTER ENDED JUNE
                                        30, 1999, AS FILED WITH THE COMMISSION
                                        ON AUGUST 16, 1999.

                            4.02 ARTICLES III AND IV OF FIRST MERCHANTS CORPORATION'S BYLAWS AND AMENDMENTS THERETO ARE INCORPORATED BY REFERENCE TO EXHIBIT 3(b) OF REGISTRANT'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE COMMISSION ON MARCH 15, 2004.

                            4.03*       FIRST MERCHANTS CORPORATION 2004
                                        EMPLOYEE STOCK PURCHASE PLAN

(5) . . . . . . . . . .     5.01*       OPINION OF BINGHAM MCHALE, LLP


(23) . . . . . . . . .     23.01*       CONSENT OF BKD LLP, INDEPENDENT PUBLIC
                                        ACCOUNTANTS

                           23.02*       CONSENT OF BINGHAM MCHALE, LLP
                                        (INCLUDED IN EXHIBIT 5.01)

(24) . . . . . . . . .     24.01*       POWER OF ATTORNEY (SEE SIGNATURE PAGE)
______________________________
*  Filed herewith

 ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to section 230.424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, That paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on June 1, 2004.

                           FIRST MERCHANTS CORPORATION

                           By: /s/ Michael L. Cox
                           -----------------------------------------------------
                           Michael L. Cox, President and Chief Executive Officer


                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael L. Cox and Larry R. Helms and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 1, 2004 by the following persons in the capacities indicated:

Signature                 Capacity
                          With Registrant

/s/ Michael L. Cox
-----------------------   President, Chief Executive Officer and Director
Michael L. Cox            (Principal Executive Officer)

/s/ Mark K. Hardwick
-----------------------   Senior Vice President and Chief Financial Officer
Mark K. Hardwick          (Principal Financial and Accounting Officer)

/s/ Roger M. Arwood
-----------------------   Executive Vice President, Chief Operating Officer and
Director                  Roger M. Arwood

/s/ Stefan S. Anderson
-----------------------   Chairman of the Board of Directors
Stefan S. Anderson

/s/ James F. Ault
-----------------------   Director
James F. Ault

/s/ Thomas B. Clark
-----------------------   Director
Thomas B. Clark

/s/ Barry J. Hudson
-----------------------   Director
Barry J. Hudson

/s/ Norman M. Johnson
-----------------------   Director
Norman M. Johnson

/s/ Robert M. Smitson
-----------------------   Director
Robert M. Smitson

/s/ Frank A. Bracken
-----------------------   Director
Frank A. Bracken

/s/ Blaine A. Brownell
-----------------------   Director
Blaine A. Brownell

/s/ Richard A. Boehning
-----------------------   Director
Richard A. Boehning

/s/ Robert T. Jeffares
-----------------------   Director
Robert T. Jeffares

/s/ Thomas D. McAuliffe
-----------------------   Director
Thomas D. McAuliffe

/s/ Jean L. Wojtowicz
-----------------------   Director
Jean L. Wojtowicz

         Pursuant to the requirements of the Securities Act of 1933, the undersigned, being all of the members of the Compensation and Human Resources Committee of the Board of Directors of First Merchants Corporation (the committee responsible for administering the 2004 Employee Stock Purchase Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Muncie, State of Indiana, on June 1, 2004.


FIRST MERCHANTS CORPORATION 2004 EMPLOYEE
STOCK PURCHASE PLAN


By:  /s/ Robert M. Smitson                  Member of Compensation
         Robert M. Smitson                  and Human Resources Committee

By:  /s/ Stefan S. Anderson                 Member of Compensation
         Stefan S. Anderson                 and Human Resources Committee

By:  /s/ Frank A. Bracken                   Member of Compensation
         Frank A. Bracken                   and Human Resources Committee

By:  /s/ Thomas B. Clark                    Member of Compensation
         Thomas B. Clark                    and Human Resources Committee

By:  /s/ Norman M. Johnson                  Member of Compensation
         Norman M. Johnson                  and Human Resources Committee

                                INDEX TO EXHIBITS

REGULATION S-K            EXHIBIT
ITEM 601. . . . . . . .   NUMBER           DESCRIPTION OF EXHIBIT
------------------------  -------------    -------------------------------------
(4) . . . . . . . . . .   4.01            ARTICLES V, VII AND IX OF REGISTRANT'S
                                          ARTICLES OF INCORPORATION  AND THE
                                          ARTICLES OF AMENDMENT  THERETO ARE
                                          INCORPORATED BY  REFERENCE  TO EXHIBIT
                                          3.1 OF  REGISTRANT'S  QUARTERLY REPORT
                                          ON FORM 10-Q FOR THE QUARTER ENDED
                                          JUNE 30, 1999, AS FILED WITH THE
                                          COMMISSION ON AUGUST 16, 1999.

                          4.02 ARTICLES III AND IV OF FIRST MERCHANTS CORPORATION'S BYLAWS AND AMENDMENTS THERETO ARE INCORPORATED BY REFERENCE TO EXHIBIT 3(b) OF REGISTRANT'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE COMMISSION ON MARCH 15, 2004.

                          4.03*           FIRST MERCHANTS CORPORATION
                                          2004 EMPLOYEE STOCK PURCHASE PLAN

(5) . . . . . . . . . .   5.01*           OPINION OF BINGHAM MCHALE, LLP


(23) . . . . . . . . . . 23.01*           CONSENT OF BKD LLP, INDEPENDENT
                                          PUBLIC ACCOUNTANTS

                         23.02* CONSENT OF BINGHAM MCHALE, LLP (INCLUDED IN EXHIBIT 5.01)

(24) . . . . . . . . . . 24.01*           POWER OF ATTORNEY (SEE SIGNATURE
                                          PAGE)
______________________________
*  Filed herewith

                                  EXHIBIT 4.03
                           FIRST MERCHANTS CORPORATION
                        2004 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

    The First Merchants Corporation 2004 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors (the "Board") of First Merchants Corporation (the "Company") on December 9, 2003, subject to approval of the Company's shareholders at their annual meeting on April 22, 2004. The effective date of the Plan shall be July 1, 2004, if it is approved by the shareholders. The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries a convenient opportunity to purchase shares of common stock of the Company through annual offerings financed by payroll deductions. As used in this Plan, "subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company. The Plan may continue until all the stock allocated to it has been purchased or until after the fifth offering is completed, whichever is earlier. The Board may terminate the Plan at any time, or make such amendment of the Plan as it may deem advisable, but no amendment may be made without the approval of the Company's shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan,
(iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees. The Plan is not qualified under
Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA). It is the Company's intention to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

ADMINISTRATION

    The Plan is administered by the Compensation and Human Resources Committee (the "Committee"), which consists of two or more members of the Board, none of whom are eligible to participate in the Plan and all of whom are "non-employee directors," as such term is defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions. The Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan. The actions and determinations of the Committee on matters relating to the Plan are conclusive. The Committee and its members may be addressed in care of the Company at its principal office. The members of the Committee do not serve for fixed periods but may be appointed or removed at any time by the Board.

STOCK SUBJECT TO THE PLAN

    An aggregate of 400,000 shares of common stock, without par value, of the Company (the "Common Stock") is available for purchase under the Plan. Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of Common Stock. In the event of any change in the Common Stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan and the price of the current offering. If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable. No fractional shares of Common Stock shall be issued or sold under the Plan.

ELIGIBILITY

    All employees of the Company and such of its subsidiaries as shall be designated by the Committee will be eligible to participate in the Plan. No employee shall be eligible to participate in the Plan if his or her customary employment is less than 20 hours per week. No employee shall be eligible to participate in an offering unless he or she has been continuously employed by the Company or subsidiary for at least six months as of the first day of such offering. No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns more than five percent (5%) of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company.

OFFERINGS, PARTICIPATING, DEDUCTIONS

    The Company may make up to five offerings of 12 months' duration each to eligible employees to purchase Common Stock under the Plan. An eligible employee may participate in such offering by authorizing at any time prior to the first day of such offering a payroll deduction for such purpose in whole dollar amounts, up to a maximum of twenty percent (20%) of his or her basic salary or wages, excluding any bonus, overtime, incentive or other similar extraordinary remuneration received by such employee. The Committee may at any time suspend an offering if required by law or if determined by the Committee to be in the best interests of the Company. The Company will maintain or cause to be maintained payroll deduction accounts for all participating employees. All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Payroll deduction accounts will be credited with interest at such rates and intervals as the Committee shall determine from time to time. Any balance remaining in any employee's payroll deduction account at the end of an offering period will be refunded to the employee. Each participating employee will receive a statement of his or her payroll deduction account and the number of shares of Common Stock purchased therewith following the end of each offering period. Subject to rules, procedures and forms adopted by the Committee, a participating employee may at any time during the offering period increase, decrease or suspend his or her payroll deduction, or may withdraw the entire balance of his or her payroll deduction account and thereby withdraw from participation in an offering. Under the initial rules established by the Committee, payroll deductions may not be altered more than once in each offering period and withdrawal requests may be received on or before the last day of such offering. In the event of a participating employee's retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee's account shall be paid to the employee, or, in the event of the employee's death, to the employee's beneficiary designated on a form approved by the Committee (or, if the employee has not designated a beneficiary, to his or her estate).

PURCHASE, LIMITATIONS, PRICE

    Each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full shares of Common Stock as the amount of his or her payroll deduction account at the end of any offering period can purchase. No employee may be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. As of the last day of the offering period, the payroll deduction account of each participating employee shall be totaled. If such account contains sufficient funds to purchase one or more full shares of Common Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of Common Stock at the offering price. Such employee's account will be charged for the amount of the purchase and the employee's book entry stock account will be credited with the number of shares of Common Stock purchased. The Committee shall determine the purchase price of the shares of Common Stock which are to be sold under each offering, which price shall be the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market
Value of the Common Stock at the time such option is exercised. "Fair Market Value" of a share of Common Stock on a given date is defined as the last reported sale price of a share on such date, or if no sale took place, the last reported sale price of a share of stock on the most recent day on which a sale of a share of stock took place as recorded on the Nasdaq Stock Market or national securities exchange on which the Common Stock of the Company is listed on such date. If the Common Stock of the Company isn't listed on such date on the Nasdaq Stock Market or a national securities exchange, "Fair Market Value" is defined as the fair market value of a share on such date as determined in good faith by the Committee.

STOCK ACCOUNTS, TRANSFER OF INTERESTS

    Shares of Common Stock purchased under the Plan may be registered in the name of a nominee or held in such other manner as the Committee determines to be appropriate. A book entry stock account will be established in each participating employee's name. Each participating employee will be the beneficial owner of the Common Stock purchased under the Plan and credited to his or her stock account, and he or she will have all rights of beneficial ownership in such Common Stock. The Company or its nominee will retain custody of the Common Stock purchased under the Plan until specifically requested in writing by the participating employee to be sold, transferred or delivered. A participating employee may request that a stock certificate, representing all or part of the shares of Common Stock credited to his or her stock account, be issued and delivered to the participating employee at any time. No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee's lifetime only by such employee or the employee's guardian or legal representative. There are no restrictions imposed by or under the Plan upon the resale of shares of Common Stock issued under the Plan. Certain officers of the Company are subject to restrictions under Section 16(b) of the 1934 Act. With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Committee. Beneficial ownership of the shares of Common Stock purchased under the Plan may be held only in the name of the participating employee, or, if such employee so indicates on his or her authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. A participating employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may hold shares in the employee's name as tenant in common with a member of his or her family, without right of survivorship.

                                  EXHIBIT 5.01
                          OPINION OF BINGHAM MCHALE LLP

June 1, 2004

Board of Directors
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305

Gentlemen:

         We have acted as counsel to First Merchants Corporation, an Indiana corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") for the purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), 400,000 of the Company's authorized but unissued shares of common stock (the "Common Shares") issuable under the First Merchants Corporation 2004 Employee Stock Purchase Plan (the "Plan"). We are rendering the opinions contained herein in connection with the requirements of the Securities Act.

         In connection  with the foregoing,  we have been provided with and have
reviewed  originals  or  copies,   certified  or  otherwise  identified  to  our
satisfaction, of the following documents:

         A.       The Registration Statement;

         B.       The Plan;

         C. Resolutions of the Board of Directors of the Company (the "Resolutions"), as certified by the Secretary of the Company as of June 1, 2004;

         D. The Articles of Incorporation of the Company, as certified by the Secretary of the Company as of June 1, 2004;

         E. The By-Laws of the Company, as certified by the Secretary of Company as of June 1, 2004; and

         F. Such other documents, instruments, and certificates as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth herein.

         For purposes of this opinion, we have examined the above documents and have made such examination of Indiana law as we have deemed necessary and appropriate. We have relied upon the above documents as to matters of fact. Except as otherwise expressly stated herein, we have not independently checked or verified the accuracy or completeness of the information set forth or certified in such documents.

         We further advise you that we have not made any special examination of, and are not expressing any opinion regarding, the affairs or financial condition of the Company.

         In examining the above-listed items, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, representative, photostatic or telefacsimile copies. We also have assumed with respect to all documents examined by us which contained facsimile signatures that such signatures were the original signature of the party and have the same force and effect as an original signature. Finally, we have assumed that the Resolutions have not and will not be amended, altered or superseded prior to the issuance of the Common Shares; and that no changes will occur in the applicable law or the pertinent facts prior to the issuance of the Common Shares.

         As to any facts material to our opinion which we did not independently establish or verify, we have been furnished with, and have solely relied upon certificates of officers of the Companies delivered to us in connection with this opinion (the "Officers' Certificates"). With respect to matters relating to the due incorporation or organization and valid existence of the Companies, we have obtained and relied solely upon a certificate of existence for the Company issued by the Indiana Secretary of State.

         Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Common Shares are validly authorized and, when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been complied with and (b) the Common Shares have been delivered against payment therefor as contemplated by the Plan, the Common Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission relating thereto.

Very truly yours,



BINGHAM MCHALE LLP

                                  EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of First Merchants Corporation on Form S-8 of our report dated January 21, 2004 of our audits of the consolidated financial statements of First Merchants Corporation as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which report is incorporated by reference in First Merchants Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ BKD, LLP


Indianapolis, Indiana
June 1, 2004